As filed with the Securities and Exchange Commission on October 31, 2008

                                                Registration No. 333-
  ========================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933

                              A.M. CASTLE & CO.
           (Exact name of registrant as specified in its charter)

              MARYLAND                               36-0879160
   (State or other jurisdiction of                 I.R.S. employer
    incorporation or organization)               identification no.)

                            3400 North Wolf Road
                        Franklin Park, Illinois 60131
        (Address of principal executive offices, including zip code)

                  A.M. CASTLE & CO. 2008 RESTRICTED STOCK,
                  STOCK OPTION AND EQUITY COMPENSATION PLAN
                          (Full title of the plan)

                              Sherry L. Holland
                Vice President, General Counsel and Secretary
                              A.M. Castle & Co.
                            3400 North Wolf Road
                        Franklin Park, Illinois 60131
                   (Name and address of agent for service)

                               (847) 349-2515
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                             Lauralyn G. Bengel
                              Schiff Hardin LLP
                              6600 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5670
                ____________________________________________



                       CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED
                                                                    MAXIMUM            PROPOSED
                                                   AMOUNT           OFFERING           MAXIMUM
             TITLE OF SECURITIES                   TO BE             PRICE            AGGREGATE           AMOUNT OF
               TO BE REGISTERED                  REGISTERED        PER SHARE        OFFERING PRICE     REGISTRATION FEE
   ----------------------------------------     ------------       ---------        --------------     ----------------

   Common Stock, $0.01 par value per share      2,000,000(2)        $8.62(1)        $17,240,000(1)         $678(1)



   (1) Computed on the basis of $8.62, the average of the high and low sales prices of the Common Stock reported on The New York Stock
        Exchange on October 27, 2008 pursuant to Rule 457(h) of the
        Securities Act of 1933, as amended (the "1933 Act") solely for the purpose of calculating the amount of the registration fee.

   (2) Pursuant to Rule 416 of the 1933 Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans pursuant to this Registration
        Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common
        Stock.





                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in the Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2007;

             (b) The Registrant's Quarterly Report on Form 10-Q for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008;

             (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of 2007; and

             (d) The description of the Registrant's Common Stock contained in the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on April 26, 2001, filed on March 23, 2001.

             All documents filed by the Registrant or a Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

             Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment which is material to the cause of action. The Registrant's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

             Section 2-418 of Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

             The Registrant's by-laws require it to indemnify to the fullest extent permitted by Maryland law in effect from time to time any person who is a present or former director, officer or employee of the Registrant and who is made a party to any proceeding (including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of such person's service in such capacity or as a director, officer, partner, trustee or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he served as such at the request of the Registrant against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or
   (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The Registrant may, with the approval of its Board of Directors, provide such indemnification to a person who served a predecessor of the Registrant in any of the capacities described above and to any agent of the Registrant or a predecessor of the Registrant.

             The Registrant maintains a directors' and officers' liability insurance policy. The policy insures the Registrant's directors and officers against unindemnified losses ensuing from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which it has lawfully indemnified the directors and officers. This policy contains various exclusions, none of which apply to this offering.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
             Not applicable.

   ITEM 8.   EXHIBITS.

             The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

   ITEM 9.   UNDERTAKINGS.

             The Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                 SIGNATURES


             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on October 23, 2008.

                                      A.M. Castle & Co.

                                      (Registrant)

                                      By:  /s/ Michael H. Goldberg
                                           ----------------------------
                                           Michael H. Goldberg
                                           President and Chief Executive
                                             Officer

        Each person whose signature appears below appoints Michael H. Goldberg and Sherry L. Holland, and each of them singly, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated.



                SIGNATURE                            TITLE                            DATE
                ---------                            -----                            ----
   /s/ Michael H. Goldberg            President, Chief Executive Officer        October 23, 2008
   ---------------------------         and Director (Principal Executive
   Michael H. Goldberg                             Officer)


   /s/ Scott F. Stephens                Vice President, Chief Financial         October 23, 2008
   ---------------------------         Officer and Treasurer (Principal
   Scott F. Stephens                          Financial Officer)



            SIGNATURE                                TITLE                            DATE
            ---------                                -----                            ----

   /s/ Patrick R. Anderson              Vice President, Controller and          October 23, 2008
   ---------------------------             Chief Accounting Officer
   Patrick R. Anderson                  (Principal Accounting Officer)


   /s/ Brian P. Anderson                           Director                     October 23, 2008
   ---------------------------
   Brian P. Anderson

   /s/ Thomas A. Donahoe                           Director                     October 23, 2008
   ---------------------------
   Thomas A. Donahoe


   /s/ Ann M. Drake                                Director                     October 23, 2008
   ---------------------------
   Ann M. Drake

   /s/ William K. Hall                             Director                     October 23, 2008
   ---------------------------
   William K. Hall


   /s/ Robert S. Hamada                            Director                     October 23, 2008
   ---------------------------
   Robert S. Hamada


   /s/ Patrick J. Herbert III                      Director                     October 23, 2008
   ---------------------------
   Patrick J. Herbert III


   /s/ Terrence J. Keating                         Director                     October 23, 2008
   ---------------------------
   Terrence J. Keating


   /s/ Pamela Forbes Lieberman                     Director                     October 23, 2008
   ---------------------------
   Pamela Forbes Lieberman


   /s/ John McCartney                              Director                     October 23, 2008
   ---------------------------
   John McCartney


   /s/ Michael Simpson                             Director                     October 23, 2008
   ---------------------------
   Michael Simpson




                                EXHIBIT INDEX


   EXHIBIT
   NUMBER         DESCRIPTION OF EXHIBIT
   -------        ----------------------

   4.1            Articles of Incorporation of the Registrant
                  (incorporated herein by reference to Appendix D of the Registrant's Definitive Proxy Statement filed with the SEC on March 23, 2001)

   4.2 By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's annual report on Form 10-K for the year ended December 31,
                  2007)

   5              Opinion of Schiff Hardin LLP

   23.1           Consent of Schiff Hardin LLP
                  (Contained in its Opinion filed as Exhibit 5)

   23.2           Consent of Deloitte & Touche LLP

   24             Power of Attorney (contained on signature page)